Exhibit 3.18

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EXTENSITY RESTAURANTS LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Extensity Restaurants LLC, a Delaware limited liability company (the “Company”), is entered into as of December 18, 2007, by and between the Company and Infor ISA Holdings, a Luxembourg société àvec responsibilité limitée, as the sole member (the “Member”).

WHEREAS, Geac Computer Corporation Limited, a corporation amalgamated under the Canada Business Corporations Act (the “Original Member”), executed that certain Limited Liability Company Agreement of the Company (the “Original LLC Agreement”), pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”).

WHEREAS, on March 14, 2006, TriCage Merge Corp., a corporation incorporated under the Canada Business Corporations Act (“Merger Sub”) amalgamated (the “Amalgamation”) with and into the Original Member with the Original Member surviving the Amalgamation (the “Surviving Corporation”) and changing its name to “Extensity Merger Corp.”

WHEREAS, immediately after the Amalgamation, the Surviving Corporation transferred all of its interest in the Company (the “Membership Interests”) to TriCage Acquisition, a société àvec responsibilité limitée organized and existing under the laws of the Grand Duchy of Luxembourg, and the sole shareholder of the Surviving Corporation (“Parent”).

WHEREAS, upon receipt of the Membership Interests by Parent from the Surviving Corporation, Parent transferred the Membership Interests to Extensity, a société àvec responsibilité limitée organized and existing under the laws of the Grand Duchy of Luxembourg, the sole shareholder of Parent, whereupon it became the sole member of the Company (the “Former Member”).

WHEREAS, on July 31, 2006, the Former Member transferred the Membership Interests to the Member and amended and restated the Limited Liability Company Agreement to reflect the transfer of the Membership Interests from the Former Member to the Member.

WHEREAS, on the date hereof the Member wishes to amend and restate the Limited Liability Company Agreement, as amended and restated, of the Company, to reflect the name change of the Company from “Extensity Restaurants LLC” to “Info Restaurant Systems LLC” as stated below.

AGREEMENT

1. Formation; Ratification. The Member hereby ratifies the acts of Howard Young in causing the Company to be formed as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and confirms that Howard Young has been an authorized person within the meaning of the Act in executing, delivering and filing the Company’s Certificate and all amendments thereto filed through the date hereof.

2. Name. The name of the Company is Infor Restaurant Systems LLC.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.

4. Term. The term of the Company began on February 27, 2006, the date the Company’s Certificate was filed with the Delaware Secretary of State, and shall continue until the Company is dissolved by act of the Member or by operation of law.

5. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

6. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

7. Members and Membership Interest Ownership. The name of the Member and its percentage ownership of the Company are set forth in Exhibit A, as amended from time to time in accordance with the terms of this Agreement.

8. Additional Contributions. The Member is not required to make any additional capital contribution to the Company.

9. Management.

a. The business and affairs of the Company shall be managed by a Manager appointed from time to time by the Member. The Manager is as set forth on Exhibit B. The Manager may appoint such officers, hire such employees, and engage such other agents of the Company as it may from time to time consider appropriate and may delegate to such officers, employees and other agents such of the authority granted to the Manager by this Agreement as the Manager may consider appropriate.

b. The Manager shall have the power to do any and all acts necessary or convenient to, or for the furtherance of, the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware and, to the extent the Manager has delegated such power to officers, employees and other agents of the Company, such officers, employees, and other agents shall have such power.

Notwithstanding any other provision of this Agreement, the Manager is authorized to bind the Company and to execute and deliver any document on behalf of the Company without any vote or consent of any other person. The Manager is hereby designated as an authorized person, within the

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meaning of the Act, to execute, deliver and file the Certificate and all other certificates (and any amendments and/or restatements hereof) required or permitted by the Act to be filed with the Delaware Secretary of State. The Manager is hereby authorized to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

10. Allocations of Profits and Losses. The Company’s profits and losses shall be allocated to the Member as determined by the Member.

11. Distributions. Distributions shall be made to the Member at the time and in the aggregate amounts determined by the Member.

12. Certificates and Legends. The Company hereby irrevocably elects that all Membership Interests shall be securities governed by Article 8 of the Uniform Commercial Code. Each certificate evidencing Membership Interests shall bear the following legend: “The membership interests represented by this certificate are securities within the meaning of, and shall be governed by, Article 8 of the Uniform Commercial Code as adopted and in effect in the State of Delaware.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

13. Assignments. The Member may assign in whole or in part its limited liability company interest.

14. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the consent of the Member.

15. Liability of Manager. The Manager shall not have any liability for the obligations or liabilities of the Company except to the extent required by the Act.

16. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

INFOR ISA HOLDINGS, a Luxembourg société àvec responsibilité limitée

By:
Gregory M. Giangiordano
Manager

By:
Jochen Kasper
Manager

COMPANY:

EXTENSITY RESTAURANTS LLC, a Delaware limited liability company

By:
Gregory M. Giangiordano
President

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the date first above written.

MEMBER:

INFOR ISA HOLDINGS,
a Luxembourg société àvec responsibilité limitée

By:
Gregory M. Giangiordano
Manager

By:
Jochen Kasper
Manager

COMPANY:

EXTENSITY RESTAURANTS LLC,
a Delaware limited liability company

By:
Gregory M. Giangiordano
President

Exhibit A

Member

Member	Percentage Ownership

Infor ISA Holdings	100%
c/o Infor Global Solutions
13560 Morris Road, Suite 4100
Alpharetta, GA 30004

Exhibit B

Manager

Gregory M. Giangiordano